Exhibit 1.1

Execution Copy

WEINGARTEN REALTY INVESTORS

8.10% Notes due 2019

Underwriting Agreement

August 12, 2009

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288-0613

as Representative of the several Underwriters

Ladies and Gentlemen:

Weingarten Realty Investors, a Texas real estate investment trust (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”), Morgan Keegan & Company, Inc., RBC Capital Markets Corporation and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 7 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A (plus such additional principal amount each Underwriter may be obligated to purchase pursuant to Section 7 hereof) of $100,000,000 aggregate principal amount of the Company’s 8.10% Notes due 2019 (the “Notes”). The Notes are to be issued pursuant to an indenture dated as of May 1, 1995 (the “Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, National Association) (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

1. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 1(c) hereof and as of the Closing Time referred to in Section 2(a) hereof that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-155993) in respect of the Notes (among other securities of the Company) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representative became effective on filing with the Commission in accordance with Rule 462(e) under the Act (the base prospectus filed as part of such registration statement, as amended immediately prior to the Applicable Time, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement to the Base Prospectus, relating to the offering of the Notes and filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus, is hereinafter called the “Preliminary Prospectus”); no stop order suspending the effectiveness of such registration statement, any part thereof, or any post-effective amendment thereto has been issued and the Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as defined in Section 1(c) below) and no proceeding for the issuance of any of such orders has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission under the Act (the “1933 Act Regulations”), is herein called the “Registration Statement;” the final prospectus supplement (including the Base Prospectus) relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission, is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, the prospectus supplement relating to the Notes, filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Notes in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing. Any information included in the Prospectus relating to the offering of Notes that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.”

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the Prospectus as amended or supplemented relating to the Notes.

The Preliminary Prospectus (including the prospectus originally filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) As of the Applicable Time, the General Disclosure Package (as defined below), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the General Disclosure Package.

The Preliminary Prospectus and the information included in the document(s) set forth on Schedule B (certain Issuer Free Writing Prospectus(es)) are collectively referred to herein as the “General Disclosure Package.”

Each Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:05 p.m. (Eastern time) on August 12, 2009 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to an offering of the Notes (including any set forth on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of an offering of the Notes that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the General Disclosure Package or the Prospectus.

(e) The Company is a real estate investment trust duly formed and validly existing under the laws of the State of Texas, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under or contemplated by this Agreement, the Indenture and the Notes; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and holds all authorizations, approvals, orders, licenses, certificates and permits from all governmental authorities which are material to the conduct of its business.

(f) Each subsidiary of the Company has been duly formed and is validly existing as a corporation, trust, partnership, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity authorized to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect or a prospective material adverse effect, on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock or other ownership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(g) Weingarten Nostat, Inc., WRI Golden State, LLC, and Weingarten/Investments, Inc. are the only significant subsidiaries of the Company (as “significant subsidiary” is defined in Rule 1-02 of Regulation S-X).

(h) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) no casualty loss or condemnation or other adverse event with respect to any of the Company’s properties has occurred that would result in a Material Adverse Effect; (iii) there have been no transactions, dispositions or acquisitions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; (iv) except for regular quarterly dividends on the Common Shares and Preferred Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company with respect to its shares of beneficial interest and (v) there has been no material decrease in equity or material increase in the indebtedness of the Company.

(i) The Company has the requisite power and authority under its organizational documents to enter into and perform its obligations under or contemplated under this Agreement, the Indenture and the Notes, and each of this Agreement, the Indenture, and the Notes has been duly authorized, executed and delivered by the Company.

(j) The Indenture has been duly authorized by the Company, and when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(k) The Company has an authorized capitalization as set forth in or incorporated by reference in the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non assessable; none of the outstanding shares of beneficial interest of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l) The Notes have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. Upon payment of the purchase price and delivery of such Notes in accordance herewith, the Underwriters will receive the Notes, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The Notes will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Time or that may be incurred thereafter, except that such Notes will be effectively subordinated to (A) the claims of each existing and future secured creditor of the Company to the extent of the value of the collateral securing such indebtedness and (B) all existing and future preferred equity and third party indebtedness and other liabilities of the subsidiaries of the Company.

(m) The Notes and the Indenture conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) The execution and delivery of this Agreement, the Indenture and the Notes, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby or thereby or in the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes by the Company) will not result in the creation of any lien, charge or encumbrance upon any of the Company’s properties or conflict with or constitute a breach or violation by the Company or any of its subsidiaries, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any property may be bound or subject, (B) the declaration of trust, charter, by laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity or (C) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) and (C) for such liens, charges, encumbrances, conflicts, breaches, violations or defaults as would not result in a Material Adverse Effect.

(o) The statements set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Certain Federal Income Tax Considerations,” “Underwriting,” “Plan of Distribution,” Description of Debt Securities,” “Federal Income Tax Consequences” and “Underwriting”, insofar as they purport to constitute a summary of the terms of the Notes, or to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(p) Neither the Company nor any of its subsidiaries is in violation of its declaration of trust, charter, by laws or similar governing instruments and, except as disclosed in Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and

Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein, in the Indenture and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the General Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, charter, by laws or similar governing instrument of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(q) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries or would result in a Material Adverse Effect or might materially and adversely affect the properties or assets of the Company and its subsidiaries or the consummation of the transactions contemplated in this Agreement and the Indenture or the performance by the Company of its obligations hereunder or thereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

(r) The consolidated financial statements together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, such financial statements have been prepared in accordance with generally accepted accounting principles (United States) (“GAAP”), applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data incorporated by reference in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. Any pro forma financial statements and the related notes thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(s) The Company and its subsidiaries have good and marketable title to all real property and interests in its real property and good and marketable title to all its personal property, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, except as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and interests in the aggregate and do not interfere with the use made and proposed to be made of such property and interests by the Company and its subsidiaries taken as a whole; in the case of real property and interests in real property, the Company and its subsidiaries have obtained satisfactory confirmation (consisting of policies of title insurance or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as is otherwise described in the General Disclosure Package and the Prospectus, (a) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property; provided, however, that in those cases in which such information is not current, the Company and its subsidiaries do not have notice of any material claim of any sort which has been asserted by anyone adverse to the Company or its subsidiaries challenging the Company’s or its subsidiaries’ title to such real property and interests in real property, and (b) that the instruments securing the indebtedness of third parties to the Company or its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no materially adverse effect on the value of such real properties and interests; and any real property and buildings held under lease by the Company or its subsidiaries or leased by the Company or its subsidiaries to a third party are held or leased by them under valid, binding and enforceable leases conforming to the description thereof set forth in the General Disclosure Package and the Prospectus, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries or such third party.

(t) The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file) and have paid or provided for all taxes indicated by said returns and all assessments received by them to the extent that taxes have become due. The United States federal income tax returns of the Company through fiscal year ended December 31, 2007 have been settled and no assessment in connection therewith has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(u) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income continue to meet such requirements.

(v) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w) Deloitte & Touche LLP, the accounting firm that audited the consolidated financial statements, the related financial statement schedules and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2008, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the 1933 Act Regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, to the Company’s knowledge, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(y) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(z) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, tenants or contractors, which, in either case, would result in a Material Adverse Effect.

(bb) There are no contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(dd) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” that are designed (A) to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and (B) to ensure that such information is made known to the Company’s management, including its Chief Executive Officer and its Chief Financial Officer, by others within those entities, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared; such disclosure controls and procedures have been evaluated by the Chief Executive Officer and Chief Financial Officer for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual report filed with the Commission, and are effective to perform the functions for which they were established. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus or the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s independent accountants and the audit committee of the board of trust managers of the Company have been advised of (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s independent accountants. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(ff) Neither the Company nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) There is and has been no failure on the part of the Company or any of the Company’s trust managers or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. The several commitments of the Underwriters to purchase the Notes pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(a) The Company will deliver against payment of the purchase price of 97.50%, plus accrued interest, if applicable, the Notes in the form of a permanent global security in definitive form (the “Global Security”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Security will be held only in book entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account of the Company at a bank reasonably acceptable to the Representative on August 19, 2009, or at such other time not later than ten full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Time”, against delivery to the Trustee as custodian for DTC of the Global Security representing all of the Notes. The Global Security will be made available for checking at the office of Sidley Austin LLP, New York, New York at least 24 hours prior to the Closing Time.

(b) The Notes shall be issued in such authorized denominations and registered in such names as the Representative shall request not later than one business day prior to the Closing Time. The Notes shall be made available for inspection not later than 10:00 a.m. (Eastern Time) on the business day prior to the Closing Time, at the office of The Depository Trust Company or its designated custodian.

3. The Company agrees with each of the Underwriters:

(a) Immediately following execution and delivery of this Agreement, to prepare the Prospectus relating to the Notes in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) (without reliance on Rule 424(b)(8)); to make no further amendment or any supplement to the Registration Statement, the General Disclosure Package, or Prospectus after the date of this Agreement and prior to the Closing Time which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement and furnish the Representative with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of any notice of objection of the Commission to the use of the form of the Registration Statement or any amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, or of the issuance of any such notice of objection, to promptly use every commercially reasonable effort to permit offers and sales of the Notes by the Underwriters, which effort may include, without limitation, obtaining the withdrawal of such order or notice, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping;

(d) Prior to 10:00 a.m. New York City time, on the New York business day next succeeding the date hereof and from time to time during the period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with the offering or sale of the Notes, the Company will furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to unsecured debt securities issued by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period of thirty days from the date of the Prospectus or the lifting of trading restrictions by the Representative (for the avoidance of doubt, this covenant does not prohibit draws under the Company’s existing $750 million aggregate principal amount credit facility which matures in 2010);

(g) To use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds;”

(h) To elect to qualify as a “real estate investment trust” under the Code, and to use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust;”

(i) To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(j) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be; and

(k) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the

Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Indenture any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes; (vi) the fees and expenses of the Trustee; (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Section 1(c) hereof. It is understood, however, that, except as provided in this Section and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

5. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Applicable Time and the Closing Time, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus containing the 430B Information as amended or supplemented in relation to the Notes shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company, with respect to the offering of the Notes, pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 under the Act; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Closing Time as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; Sidley Austin LLP may rely upon the opinion of Locke Lord Bissell & Liddell LLP as to matters of Texas law;

(c) Locke Lord Bissell & Liddell LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Time, in form and substance satisfactory to the Representative, to the effect that:

(i) The Company is a real estate investment trust duly formed and validly existing under the laws of the State of Texas and is entitled to the benefits of the Texas Real Estate Investment Trust Act.

(ii) The Company has the power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes.

(iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or is subject to no material liability, or disability by reason of the failure to be so qualified in any such jurisdiction.

(iv) Each subsidiary of the Company has been duly formed and is validly existing as a corporation, trust, partnership, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, has power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, to the best of such counsel’s knowledge and information, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect or a prospective material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock or other ownership interest of each such subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(v) The Company has an authorized capitalization as set forth in or incorporated by reference in the General Disclosure Package and the Prospectus, and all of the issued capital shares of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

(vi) To the best of such counsel’s knowledge and other than as set forth in the Registration Statement or the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject other than as set forth in the Registration Statement or the General Disclosure Package and the Prospectus, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) The Notes have been duly authorized for issuance by the Company and, when executed, authenticated, issued and delivered pursuant to the Indenture and this Agreement against payment of the requisite consideration therefor, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) The Indenture and the Notes conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) The execution, delivery and performance of this Agreement and the Indenture and the issuance and sale of the Notes do not violate or constitute a breach of or default under (a) the Company’s declaration of trust or bylaws or (b) the Texas Real Estate Investment Trust Act; or, to such counsel’s knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or, to such counsel’s knowledge, violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

(xii) No consent, approval, authorization, order, license, registration, filing or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Time, obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(xiii) The Company is not in violation of its declaration of trust or bylaws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(xiv) The information set forth in the General Disclosure Package and the Prospectus under the captions “Federal Income Tax Consequences” and “Underwriting” and in the Base Prospectus under the captions “Description of Debt Securities,” “Federal Income Tax Consequences” and “Plan of Distribution,” to the extent such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct.

(xv) Based upon review of such documents, certificates and records as counsel has deemed necessary to express its opinion, upon its discussions with management of the Company, independent accountants for the Company and with certain shareholders of the Company and based upon the facts set forth in the Registration Statement, certain assumptions and certain representations made to it by the Company’s management and by certain of its shareholders, counsel is of the opinion that, as of the date of its opinion letter the Company’s form of organization and its share ownership is such as to enable the Company to meet the requirements of the Code for qualifications as a real estate investment trust thereunder and that its income, assets and method of operations have allowed it to qualify as a real estate investment trust for its taxable year ended December 31, 1985 and all years thereafter, and its currently contemplated future assets, income and method of operations will put it in a position to qualify to be treated as a real estate investment trust for its taxable year ending December 31, 2009, and for its future taxable years.

(xvi) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(xvii) The documents incorporated by reference in the General Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(xviii) The Registration Statement, including without limitation the Rule 430B Information, and the Prospectus and any amendments and supplements thereto made by the Company prior to the Closing Time, as of their respective effective or issue dates (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the 1933 Act Regulations; although such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except for those referred to in the opinion in subsection (xiv) of this Section 5(c).

(xix) The Registration Statement has become effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefore initiated or threatened by the Commission and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the form of the Registration Statement or any amendment thereto; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus of which such counsel is aware pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

Such counsel shall also state that it has no reason to believe that: (i) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, when read together with the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, when read together with the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package at the Applicable Time, when read together with the documents incorporated by reference therein, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus as amended and supplemented in relation to the Notes, or any further amendments or supplements thereto, as of their respective issue dates or as of the date of such opinion, when read together with the documents incorporated by reference therein, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in making the foregoing statements, such counsel need not express any view as to the financial statements and notes thereto and supporting schedules and other financial information and financial data included in or omitted from the Registration Statement, the Prospectus or the General Disclosure Package as amended and supplemented.

(d) At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(e) At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to sub-section (d) of this Section, together with signed or reproduced copies of such letter for each of the other Underwriters, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date hereof any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of this Agreement there shall not have been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Notes;

(g) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(h) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York or Texas declared by either Federal, Texas or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Notes; and

(i) The Company shall have furnished or caused to be furnished to the Representative at the Closing Time a certificate or certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in subsections (a) and (g) of this Section 5 and as to such other matters as the Representative may reasonably request.

6. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement (including the 430B Information), the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if any such settlement is effected with the written consent of the Company, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company its trust managers, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this subsection (a) or (b) above (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trust manager of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

7. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representative notifies the Company that they have so arranged for the purchase of such Notes, or the Company notifies the Representative that it has so arranged for the purchase of such Notes, the Representative or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one tenth of the aggregate principal amount of Notes to be purchased pursuant to this Agreement, then the Company shall have the right to require each non-defaulting Underwriter to purchase a principal amount of Notes which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one tenth of the aggregate principal amount of Notes to be purchased pursuant to this Agreement or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or

Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

8. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trust manager or controlling person of the Company, and shall survive delivery of and payment for the Notes.

9. If this Agreement shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Notes except as provided in Section 6 and Section 8 hereof. If this Agreement shall be terminated as a result of any of the conditions set forth in Section 5 hereof (other than Section 5(h)(i), (iii), (iv) or (v)) not being satisfied, the Company will reimburse the Underwriters through the Representative for all out of pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

10. In all dealings hereunder the Representative shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at: Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288-0613, Attention: Transaction Management Department; Facsimile: 704-383-9165; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary.

11. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 6 and 8 hereof, the officers and trust managers of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

12. Time shall be of the essence. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof.

Very truly yours,

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Name:	Stephen C. Richter
Title:	Executive VP/CFO

WELLS FARGO SECURITIES, LLC
As Representative of the several Underwriters

By:	/s/ Carolyn C. Hurley
Name:	Carolyn C. Hurley
Title:	Vice President

SCHEDULE A

Underwriter	Principal Amount of Notes to be Purchased

Wells Fargo Securities, LLC	$68,000,000
RBC Capital Markets Corporation	17,000,000
Morgan Keegan & Company, Inc.	15,000,000

Total	$100,000,000

A-1

SCHEDULE B

Issuer Free Writing Prospectuses Included in the General Disclosure Package

1.	Final Term Sheet, attached hereto as Annex A to this Schedule B.

B-1

Annex A to Schedule B

Issuer Free Writing Prospectus

(Relating to the Preliminary Prospectus Supplement

dated August 12, 2009 and the Prospectus dated

December 8, 2008)

Filed Pursuant to Rule 433

Registration No. 333-155993

August 12, 2009

Weingarten Realty Investors

8.10% Notes due 2019

Issuer:	Weingarten Realty Investors

Security Type:	Senior debt

Ratings[i]:	Ratings on the notes are expected to be Baa2 (stable outlook) and BBB (negative outlook) from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, respectively

Size:	$100,000,000

Trade Date:	August 12, 2009

Settlement Date:	T+5; August 19, 2009

Maturity Date:	September 15, 2019

Coupon	8.10%

Optional Redemption:	We may redeem the notes, in whole or in part, on or after September 15, 2014 at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption

Interest Payment Dates:	March 15, June 15, September 15 and December 15, beginning December 15, 2009

Expected Listing:	New York Stock Exchange

Proposed Symbol:	WRD

Price to Public:	100.00%

Purchase Price:	97.50%

Net Proceeds Before Expenses:	$97,500,000

CUSIP:	948741848

Underwriters:	Wells Fargo Securities, LLC Morgan Keegan & Company, Inc. RBC Capital Markets Corporation

The issuer has filed a registration statement (including a preliminary prospectus supplement and a related prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the related prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in the offering will arrange to send you the prospectus supplement and related prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 800-326-5897.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

[i]

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.